UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): December 21, 2005

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-29829	91-1815009
(State or other jurisdiction of incorporation or organization)	(SEC File Number)	(IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen,
Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On December 21, 2005, Pacific Financial Corporation (the “Company”) completed a private placement to an institutional investor of $5 million of trust preferred securities, through a newly formed Connecticut trust affiliate, PFC Statutory Trust I (the “Trust”).

        The proceeds from the sale of the trust preferred securities, combined with the proceeds from the sale of the common securities of the Trust to the Company, were used by the Trust to purchase from the Company $5,155,000 in aggregate principal amount of Junior Subordinated Debt Securities due March 15, 2036 (the “Debt Securities”). The Debt Securities were issued pursuant to an Indenture dated as of December 21, 2005, between the Company and U.S. Bank National Association, as trustee.

        The Debt Securities bear interest, payable quarterly, at a 6.39% fixed rate until March 15, 2011, at which time the interest rate becomes a variable rate, adjusted quarterly, equal to 145 basis points over the three month LIBOR. Interest payments from the Company will be used by the Trust to make quarterly distributions to the holder of the Trust’s trust preferred securities. The Company may defer the interest payments on the Debt Securities for up to 20 consecutive quarterly periods so long as no event of default under the Indenture has occurred and is continuing. However, the Company may not pay any dividends on, or redeem or repurchase its common stock, if it elects to defer interest payments on the Debt Securities or defaults on any principal or interest payments due on the Debt Securities.

        The Debt Securities mature on March 15, 2036, and are redeemable, at the Company’s option, as of any quarterly redemption date on or after March 15, 2011, subject to regulatory approval. The Debt Securities are also redeemable prior to March 15, 2011, at a special redemption price ranging up to 103.525% of the principal amount thereof, upon the occurrence of certain events, such as a change in the regulatory capital treatment of the trust preferred securities, the Trust being deemed an investment company or the occurrence of certain adverse tax events.

        The Debt Securities are subordinated to the prior payment of any other indebtedness of the Company. The Debt Securities will be recorded as a long term liability on the Company’s balance sheet. For regulatory purposes, the Debt Securities will be treated as Tier 1 capital, subject to applicable regulatory limits.

        The Company has also entered into a Guarantee Agreement pursuant to which it has agreed to guarantee the payment of distributions on, and the liquidation or redemption price of, the trust preferred securities to the extent the Trust has funds available.

Item 9.01 Financial Statements and Exhibits.

4.1	Indenture, dated as of December 21, 2005, between the Company and U.S. Bank National Association, as Trustee. (1)

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(1)     Exhibit not included as permitted under Item 601(b)(4)(iii) of Regulation S-K. The Company will provide a copy to the Securities and Exchange Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: December 28, 2005	By: /s/ Denise Portmann
Denise Portmann
Chief Financial Officer